UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2011

NPC International, Inc.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	333-138338 (Commission File Number)	48-0817298 (I.R.S. Employer Identification No.)

7300 West 129th Street
Overland Park, Kansas 66213
(Address of principal executive office)(Zip Code)

(913) 327-5555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On November 29, 2011, NPC International, Inc. (the “Company”), a wholly-owned subsidiary of NPC Acquisition Holdings, LLC (“Holdings”), issued a press release announcing the launch of a cash tender offer for any and all of its 9 ½% senior subordinated notes due 2014.  In conjunction with the tender offer, the Company will be soliciting consents to proposed amendments to the indenture governing the notes.  The Company is undertaking the cash tender offer and related consent solicitation in connection with the previously announced proposed acquisition by NPC International Holdings, Inc., of all of the outstanding membership interests of Holdings.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this report is not an offer to purchase or a solicitation of consents, which may be made only pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement and related materials in accordance with applicable securities laws.  The information contained in this report shall not constitute a notice of redemption of the notes.

The information in this Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as and when expressly set forth by such specific reference in such filing. By filing this report and furnishing the information set forth herein and in Exhibit 99.1, the Company makes no admission as to the materiality of any such information.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

99.1	Press Release dated November 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC INTERNATIONAL, INC.

By:	/s/ Troy D. Cook
Troy D. Cook
Executive Vice President—Finance and Chief Financial Officer

Date:  November 29, 2011

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated November 29, 2011